UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual meeting of stockholders on April 28, 2016. The matters voted on and the results of those votes were as follows:

Proposal 1: Election of Class II Directors

The following Class II director was elected to the Company’s board of directors for a three-year term expiring at the 2019 Annual Meeting of Stockholders and until his successor has been elected and qualified, or his earlier death, resignation or removal, based on the following votes:

Class I Director	For	Withheld	Broker Non-Votes
A. John Ansay	17,179,282	709,151	2,759,216

Proposal 2: Ratification of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016

Deloitte & Touche LLP was ratified as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016 based on the following votes:

For	Against	Abstain
20,638,538	9,098	13

Proposal 3: Approval of, in accordance with NASDAQ Rules 5635(b) and 5635(c), the issuance of shares of Series A Preferred Stock and common stock issuable upon conversion of Series A Preferred Stock, each pursuant to the Investment Agreement, dated as of March 11, 2016.

The issuance of shares of Series A Preferred Stock and common stock issuable upon conversion of Series A Preferred Stock was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
17,727,942	157,770	2,721	2,759,216

Proposal 4: Approval of an amendment to the Connecture, Inc. 2014 Equity Incentive Plan to increase the number of shares available for issuance under such plan by 1,500,000 shares.

The amendment to the Connecture, Inc. 2014 Equity Incentive Plan was not approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
7,539,565	10,348,868	0	2,759,216

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: April 29, 2016	/s/ James P. Purko
James P. Purko Chief Financial Officer